                           ADVISORY SERVICES AGREEMENT

TerraNova Management Corp. ("TNMC") has agreed to provide certain advisory services to ClearPoint Business Resources, Inc. (the "COMPANY"), as further described in Section 1 below. This letter agreement (hereinafter this
"AGREEMENT") sets forth the terms and conditions as mutually agreed by the TNMC and the Company, relating to the provision of services by TNMC to the Company.
This Agreement shall become effective upon the date ("Effective Date") of the closing of the merger contemplated by that certain Agreement and Plan of Merger, dated August 9, 2006, among Terra Nova Acquisition Corp., CPBR Acquisition Inc., the Company and the stockholders of the Company.

1.    ADVISORY SERVICES

The Company hereby retains TNMC, on a non-exclusive and on-going basis, to provide advice and assistance to the Company in its analysis and consideration of various transition, financial and strategic alternatives for the Company (the
"ADVISORY SERVICES"), provided that a request by the Company for such advice is within the scope of TNMC's internal resources and expertise. Notwithstanding anything else herein contained, the Advisory Services shall not include advising with respect to investing in, or the buying or selling of securities or exchange contracts.

2.    FEE FOR ADVISORY SERVICES

Subject to Section 6 hereof, TNMC shall be compensated by the Company during each year of the term of this Agreement for the provision of the Advisory
Service in the amount of US$200,000 (the "ADVISORY SERVICE FEE") which amount shall be paid in twelve equal monthly installments, in advance on the first day of each month; provided that the Advisory Service Fee for the month in which the
Effective Date occurs shall be prorated for the period of such month beginning on the Effective Date and paid together with the Advisory Services Fee for the following month. Additionally, the Company shall reimburse to TNMC all reasonable out-of-pocket travel, lodging and meal expenses and the like relating to the provision of the Advisory Services.

3.    NON-DISCLOSURE OF ADVICE

Except as may be required pursuant to the securities laws of the United States and as may otherwise be required by law or legal process or its regulatory authorities, the Company agrees not to disclose to any third party the contents of any advice or materials provided by TNMC the Company without the prior written consent of TNMC, which consent shall not be unreasonably withheld.

4.    RELIANCE ON ADVICE

The Company acknowledges and agrees that any information or advice provided by
TNMC shall be for information and discussion purposes only and that it shall not be entitled to rely upon such information or advice unless otherwise agreed to in writing by TNMC. The Company agrees that it will not have any claim against
TNMC for any expenses, losses or damages insofar as such expenses, losses or damages relate to, are caused by, result from or are based upon, directly or indirectly, the advice, recommendation, discussion or any other communication by
TNMC except for fraud or material willful misconduct on the part of TNMC.

5.    CONFIDENTIALITY

TNMC will keep strictly confidential all information, whether written or oral, acquired from the Company and its agents and advisors in connection with TNMC's provision of services under this Agreement unless otherwise directed by the
Company, except information: (i) that was made available to the public prior to the commencement of the provision by TNMC of services hereunder; (ii) that thereafter becomes available to the public other than through a breach by TNMC of its obligations hereunder; and (iii) except to the extent that TNMC is required by law or in connection with legal process or legal or regulatory proceedings to disclose such information. If TNMC is required by legal process to disclose any such information, TNMC will provide the Company with prompt notice of such requirement, so that such affected party may seek an appropriate protective order or waive compliance with this requirement.

6.    ANNUAL REVIEW OF TERMS; EXPIRY

The terms of this Agreement shall be reviewable annually by the non-interested members of the board of directors of the Company's parent. The term of this
Agreement shall begin on the Effective Date and shall continue until the day preceding the first anniversary of the Effective Date and shall automatically be renewed for successive one-year terms unless terminated by either party by written notice given to the other party not less than thirty (30) days prior to the expiration of the initial term or the expiration of any succeeding one-year term.

7.    SURVIVAL OF TERMS

The terms and conditions contained in paragraphs 3, 4 and 5 of this Agreement shall survive termination of this Agreement.

8.    GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of
Delaware and the federal laws of the United States of America applicable therein. Each Party accedes and submits to the jurisdiction of the courts of the
State of Delaware and all courts of appeal therefrom.

9.    COUNTERPARTS

This Agreement may be executed in several counterparts and evidenced by a facsimile copy of an original execution page bearing the signature of each party hereto, each of this when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

10.   ASSIGNMENT

This Agreement may not be assigned by either party hereto unless to an affiliate of such party provided that any such assignment shall be subject to the consent of the other party, not to be unreasonably withheld.

11.   NOTICES

      (a)   Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be sufficiently given or made by delivery or by telecopy or similar facsimile transmission (receipt confirmed) to the respective parties as follows:

            if to the Company, to:

            ClearPoint Business Resources, Inc.
            1600 Manor Drive, Suite 110
            Chalfont, PA 18914
            Attention: Michael Traina and Christopher Ferguson
            Fax:   (866) 997-7711
            Tel:   (215) 997-7710

            if to TNMC, to:

            TerraNova Management Corp.
            Suite 3400, 2 Bloor Street West
            Toronto, Ontario M4W 3E2
            Attention: Lee Chung & Jesse Gill
            Fax:   (416) 644-6001
            Tel:   (416) 644-6000

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      (b)   Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or so telecopied or transmitted. Either party may change its address by notice to the other in the manner set out above.

Agreed to and accepted this ____ day of August, 2006:

TERRANOVA MANAGEMENT CORP.              CLEARPOINT BUSINESS RESOURCES, INC.

Per:   ____________________________     Per:   _________________________________

Name:  ____________________________     Name:  _________________________________

Title: ____________________________     Title: _________________________________

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